UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 8, 2024
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Residual Financing Amendment

On March 8, 2024, Oportun RF, LLC (the “RF Issuer”), a subsidiary of Oportun Financial Corporation (the “Company”), and Wilmington Trust, National Association, as indenture trustee, securities intermediary and depositary bank, entered into the Eighth Amendment to the Indenture (the “RF Indenture”) dated December 20, 2021 (the “Eighth RF Indenture Amendment”), and other related documents (together with the Eighth RF Indenture Amendment, the “Eighth RF Amendment”) related to the Company’s asset-backed variable funding facility secured by certain residual cash flows from the Company’s securitizations.

The Eighth RF Amendment provides for a three-month principal payment holiday for the months of March, April and May 2024, in amounts equal to $5.7 million per month. The Company will make those principal payments that would have been paid towards the RF Indenture under Amendment No. 3 to the Credit Agreement instead, as further described below.

In addition, the Eighth RF Amendment extends the term of the RF Indenture to January 2025, and makes certain other immaterial changes.

A copy of the Eighth RF Amendment is filed with this Form 8-K as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Eighth RF Amendment is qualified in its entirety by reference to the full text of the Eighth RF Amendment.

Amended Credit Agreement

On March 12, 2023, the Company entered into an Amendment No. 3 to the Credit Agreement (the “Third Amendment”), by and among the Company, as borrower, the subsidiaries of the Company party thereto as guarantors, certain affiliates of Neuberger Berman Specialty Finance as lenders, and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Agent”), which amended the Credit Agreement, dated as of September 14, 2022, as amended, by and among the Company, the lenders from time to time party thereto and the Agent.

The amendments under the Third Amendment include modifications to the minimum asset coverage ratio covenant levels as follows: minimum asset coverage ratio as of the last day of each month is 0.71 to 1.00, 0.73 to 1.00, 0.83 to 1.00, 0.86 to 1.00, 0.84 to 1.00, 0.87 to 1.00, 0.89 to 1.00, 0.90 to 1.00, 0.94 to 1.00 and 0.98 to 1.00 for the months ending March 31, 2024 through December 31, 2024, respectively, 1.00 to 1.00 for the month ending January 31, 2025, 1.08 to 1.00 for the month ending February 28, 2025, 1.15 to 1.00 for the month ending March 31, 2025, and 1.50 to 1.00 for the month ending April 30, 2025 and thereafter.

The Third Amendment provides for an interest rate step-up of 3.00% per annum for certain months beginning in August 2024 in which the asset coverage ratio is less than 1.00 to 1.00. The Third Amendment also requires certain principal payments in amounts equal to $5.7 million per month to be made on the last business day of each of March, April and May 2024. In addition, the Third Amendment requires principal payments equal to 100% of the net cash proceeds of any indebtedness junior in priority to the obligations under the Credit Agreement.

A copy of the Third Amendment is filed with this Form 8-K as Exhibit 10.2 and incorporated by reference herein. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1^*	Eighth Amendment to Indenture by and between Oportun RF, LLC and Wilmington Trust, National Association, dated as of March 8, 2024.
10.2^*
Amendment No. 3 to Credit Agreement, dated as of March 12, 2024, by and among Oportun Financial Corporation, the Subsidiary Guarantors party thereto, Wilmington Trust, National Association, and the Lenders party thereto.

104	Cover Page Interactive Data File embedded within the Inline XBRL document

^ Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K by means of marking such portions with asterisks because the Registrant has determined that the information is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

*Certain portions of this exhibit have also been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	March 14, 2024	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)